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Exhibit (10)(iii)(A)(2)

BROADWING INC.

DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

(As amended and restated through July 24, 2002)

SECTION 1

NAME AND PURPOSE OF PLAN

        1.1    Name.    The plan set forth herein shall be known as the Broadwing Inc. Deferred Compensation Plan for Outside Directors (for purposes of this entire document, the "Plan").

        1.2    Purpose.    The purpose of the Plan is to provide deferred fees for the Outside Directors of the Company. This document amends and restates the Plan and all predecessor versions of the Plan through July 24, 2002 and describes the Plan as it has operated from December 31, 1996 (defined in Section 2.1 as the Effective Date). The Plan constitutes an amendment and restatement of a predecessor plan that before the Effective Date provided deferred compensation for Outside Directors (for purposes of this entire document, the "Prior Plan").

SECTION 2

GENERAL DEFINITIONS; GENDER AND NUMBER

        2.1    General Definitions.    For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

          2.1.1 "Account" shall mean, with respect to any Participant, the Account established for the Participant under the terms of the Plan. To the extent necessary to administer the Plan, a Participant's Account may be subdivided into separate portions, with any such portion reflecting a specific amount credited to the Account and the assumed investment thereof.

          2.1.2 "Board" shall mean the Board of Directors of the Company.

          2.1.3 "Beneficiary" shall mean, with respect to any Participant, the person or entity designated by the Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, the Participant's "Beneficiary" shall be the Participant's surviving spouse or, if none, the Participant's estate.

          2.1.4 "Broadwing Shares" shall mean common shares of the Company.

          2.1.5 "Committee" shall mean the Compensation Committee of the Board.

          2.1.6 "Company" shall mean: (1) after April 19, 2000, Broadwing Inc., or any corporate successor thereto; and (2) prior to April 20, 2000, Cincinnati Bell Inc.

          2.1.7 "Credited Service" shall mean active service as an Outside Director, including service as an Outside Director prior to the Effective Date. One year of Credited Service shall be given for each twelve full months of Credited Service, whether or not consecutive. A fraction of a year of Credited Service shall be rounded up or down to the nearest whole year.

          2.1.8 "Effective Date" shall mean December 31, 1996.

          2.1.9 "Other Fee" shall mean any fee for an Outside Director established by the Board for attending Board or committee meetings or for serving as a chair of a Board committee, but shall not include the Retainer or expense reimbursements. An Other Fee payable for any meeting is earned on the date of the meeting (if the Outside Director attends such meeting). An Other Fee payable for serving as a chair of a Board committee is earned by an Outside Director on a quarterly basis (regardless of whether or not the Board fixes such fee for an annual period or refers to it as an annual fee), with such fee payable for any quarter being earned on the first day of such quarter (if the Outside Director serves as a chair of a Board committee on such day).

          2.1.10 "Other Fee Payment Date" shall mean a date on which any Other Fee is payable to an Outside Director.

          2.1.11 "Outside Director" shall mean any member of the Board who is not an employee of the Company, but shall not include any person serving as Director Emeritus.

          2.1.12 "Participant" shall mean a person who is or has served as an Outside Director on or after the Effective Date. Such person shall remain a Participant until the amounts credited to his Account have been fully paid or forfeited, as the case may be.

          2.1.13 "Retainer" shall mean the annual fee for serving as an Outside Director that is established by the Board, but shall not include meeting fees, fees for serving as a chair of a Board committee or expense reimbursements. A Retainer is earned by an Outside Director on a quarterly basis (regardless of whether or not the Board fixes the Retainer for an annual period or refers to it as an annual Retainer), with the Retainer payable for any quarter being earned on the first day of such quarter (if the Outside Director is a member of the Board on such day).

          2.1.14 "Retainer Payment Date" shall mean a date on which an Outside Director's Retainer is paid.

          2.1.15 "Retirement Plan" shall mean the Cincinnati Bell Inc. Retirement Plan for Outside Directors.

        2.2    Gender and Number.    For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.

SECTION 3

DEFERRALS

        3.1    Electing Deferrals.

          3.1.1 Subject to such rules as the Committee may prescribe, an Outside Director may elect to defer any whole percent, up to 100%, of the Outside Director's Retainer and/or Other Fees that are otherwise earned after the Effective Date by completing a deferral form and filing such form with the Committee. The following provisions of this Section 3.1.1 shall determine the effective date of the election reflected in such deferral form.

            (a)   When such deferral form is filed with the Committee prior to January 1, 2003, the election reflected in the deferral form (to defer a percentage of his Retainer and/or Other Fees) shall be effective with respect to his Retainer and/or Other Fees that are otherwise earned by him after the end of the calendar year in which such deferral form is filed with the Committee; except that, if such deferral form is filed with the Committee within 30 days of the date on which the Outside Director first becomes an Outside Director, the Outside Director may indicate in such deferral form that the election reflected in such deferral form shall be effective with respect to his Retainer and/or Other Fees that are otherwise earned by him after the date on which such deferral form is filed with the Committee.

            (b)   When such deferral form is filed with the Committee on or after January 1, 2003, the election reflected in the deferral form (to defer a percentage of his Retainer and/or Other

    Fees) shall be effective with respect to his Retainer and/or Other Fees that are otherwise earned by him after the date on which such deferral form is filed with the Committee (or that are otherwise earned by him for any specific period that he designates in such deferral form and that begins after the date on which such deferral form is filed with the Committee).

          3.1.2 Any election made by an Outside Director under this Section 3.1 shall remain in effect until a change or termination of such election becomes effective under Section 3.2.

        3.2    Changing or Terminating Deferrals.    Subject to such rules as the Committee may prescribe, an Outside Director who has an election to defer a portion of his Retainer and Other Fees under this Section 3.1 in effect may change the percentage of his deferral election from one permissible percentage (as determined under the provisions of Section 3.1.1) to another, change the deferral election so that it applies to his Retainer or Other Fees (where it did not do so before), change the deferral election so that it does not apply to his Retainer or Other Fees (where it did so before) or terminate such election altogether by, in any such case, completing and signing a new deferral form provided by the Committee and filing such form with the Committee. The following provisions of this Section 3.2 shall determine the effective date of the election reflected in such deferral form.

          3.2.1 When such deferral form is filed with the Committee prior to January 1, 2003, the election reflected in the deferral form (to change the percentage of his deferral election from one permissible percentage to another, to apply or not to apply his deferral election to his Retainer or Other Fees or to terminate such election altogether) shall be effective with respect to his Retainer and/or Other Fees that are otherwise earned by him after the end of the calendar year in which such deferral form is filed with the Committee.

          3.2.2 When such deferral form is filed with the Committee on or after January 1, 2003, the change elected in the deferral form (to change the percentage of his deferral election from one permissible percentage to another, to apply or not to apply his deferral election to his Retainer or Other Fees or to terminate such election altogether) shall be effective with respect to his Retainer and/or Other Fees that are otherwise earned by him after the date on which he has filed such deferral form with the Committee (or that are otherwise earned by him for any specific period that he designates in such deferral form and that begins after the date on which he has filed such deferral form with the Committee).

SECTION 4

MAINTENANCE AND VALUATION OF ACCOUNTS

        4.1    Accounts.    A separate bookkeeping Account shall be established for each Participant, which shall reflect all amounts credited to the Participant's Account under this Section 4.1 and the assumed investment of those amounts. Subject to the other provisions of this Plan, the following provisions of this Section 4.1 describe the amounts credited to the Account of any Participant and the assumed investment of those amounts.

          4.1.1 On each Retainer Payment Date and Other Fee Payment Date that occurs after the Effective Date, there shall be credited to the Participant's Account the amount of the Retainer or Other Fee which the Participant has elected to defer for such date under Section 3, if any. Prior to September 27, 2001, any amounts credited to the Participant's Account under this Section 4.1.1 shall be assumed to be invested exclusively in Cash Equivalents. After September 26, 2001, any amounts credited to the Participant's Account under this Section 4.1.1 (together with the results of the assumed Cash Equivalent investments on such amounts through September 26, 2001) shall be assumed to be invested in the investments designated by the Participant on a form provided by and filed with the Committee (which designated assumed investments must be ones that are permitted by the Committee as assumed investments for purposes of this Plan).

          4.1.2 If the Participant was participating in the Prior Plan immediately prior to the Effective Date, the balance then credited to the Participant's account under the Prior Plan is credited to the Participant's Account as of the Effective Date. Prior to September 27, 2001, any amounts credited to the Participant's Account under this Section 4.1.2 shall be assumed to be invested exclusively in Cash Equivalents. After September 26, 2001, any amounts credited to the Participant's Account under this Section 4.1.2 (together with the results of the assumed Cash Equivalent investments on such amounts through September 26, 2001) shall be assumed to be invested in the investments designated by the Participant on a form provided by and filed with the Committee (which designated assumed investments must be ones that are permitted by the Committee as assumed investments for purposes of this Plan).

          4.1.3 If the Participant was participating in the Retirement Plan on July 1, 1996, an amount equal to the present value of the Participant's accrued benefit under the Retirement Plan as of the Effective Date (as determined by the Board) is credited to the Participant's Account as of the Effective Date. Amounts credited to a Participant's Account under this Section 4.1.3 shall be assumed to be invested at all times exclusively in Broadwing Shares. For purposes of this Section 4.1.3, each Participant who was an Outside Director on July 1, 1996 shall be deemed to have been participating in the Retirement Plan on that date.

          4.1.4 As of the first business day of 2000 and each subsequent calendar year, there shall be credited to the Account of each Participant who is an Outside Director on such day an amount equal to the value on such day of 1,500 Broadwing Shares. Amounts credited to a Participant's Account under this Section 4.1.4 shall be assumed to be invested at all times exclusively in Broadwing Shares.

          4.1.5 As of January 4, 1999, there is credited to the Account of each Participant who is an Outside Director on such date an amount equal to the value on such date of the number of Broadwing Shares that are produced by dividing $100,000 (or, in the case of the Participant who is the Chairman of the Board on January 4, 1999, $200,000) by the product of 0.88 (a factor to reflect the forfeiture provisions noted below in Section 5.2.2) and the average of the high and low sale prices on the New York Stock Exchange of a Broadwing Share for January 4, 1999. Amounts credited to a Participant's Account under this Section 4.1.5 shall be assumed to be invested at all times exclusively in Broadwing Shares.

          4.1.6 As of December 31, 1998, there is credited to the Account of each Participant an amount equal to the value on December 31, 1998 of a number of common shares of Convergys Corporation ("Convergys Shares") equal to the number of Broadwing Shares which are assumed to be held in such Account as of December 31, 1998, if any. Except as is otherwise provided in the immediately following sentence, the entire amount credited to any Participant's Account under this Section 4.1.6 shall be assumed to be invested at all times exclusively in Convergys Shares. Notwithstanding the immediately preceding sentence, each Participant who has an amount credited to his Account under this Section 4.1.6 may elect, at any time during the period that begins on February 1, 1999 and ends on February 12, 1999 and by returning to the Committee a form approved for this purpose by the Committee, to have the entire value as of January 4, 1999 of the portion of his Account that is attributable to the amount credited under this Section 4.1.6 (and the results of the assumed Convergys Shares investments on such amount to January 4, 1999) assumed to be invested at all times from and after January 4, 1999 exclusively in Broadwing Shares.

        4.2    Assumed Investment in Cash Equivalents.    To the extent that a Participant's Account is assumed to be invested in Cash Equivalents prior to September 27, 2001, the Account shall be credited prior to such date with interest, compounded quarterly at the end of each calendar quarter, equal to the average U.S. Treasury 10-year note rate for the previous calendar quarter.

        4.3    Assumed Investment in Broadwing Shares.    To the extent that a Participant's Account is assumed to be invested in Broadwing Shares:

          4.3.1 Whenever any cash dividends are paid with respect to Broadwing Shares, an additional amount shall be credited to the Participant's Account as of the dividend payment date. The additional amount to be credited to the Account shall be determined by multiplying the per share cash dividend paid with respect to the Broadwing Shares on the dividend payment date by the number of assumed Broadwing Shares credited to the Account on the day preceding the dividend payment date. Such additional amount credited to the Account shall be assumed to be invested in additional Broadwing Shares on the day on which such dividends are paid.

          4.3.2 If there is any change in Broadwing Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to be purchased for the Participant's Account shall be appropriately adjusted.

          4.3.3 Whenever Broadwing Shares are to be valued for purposes of the Plan as of any date (such as a date on which distribution of such shares is to be made by the Company), the value of each Broadwing Share shall be the average of the high and low price per share as reported on the New York Stock Exchange on the last business day that occurs on or prior to the subject date and on which sales of Broadwing Shares were made on such Exchange.

        4.4    Assumed Investment in Convergys Shares.    To the extent that a Participant's Account is assumed to be invested in Convergys Shares or has credited to it an amount based on the value of the Convergys Shares as of any date:

          4.4.1 Whenever any cash dividends are paid with respect to Convergys Shares, an additional amount shall be credited to the Participant's Account as of the dividend payment date. The additional amount to be credited to the Account shall be determined by multiplying the per share cash dividend paid with respect to the Convergys Shares on the dividend payment date by the number of assumed Convergys Shares credited to the Account on the day preceding the dividend payment date. Such additional amount credited to the Account shall be assumed to be invested in additional Convergys Shares on the day on which such dividends are paid.

          4.4.2 If there is any change in Convergys Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of Convergys Shares assumed to be purchased for the Participant's Account shall be appropriately adjusted.

          4.4.3 Whenever Convergys Shares are to be valued for purposes of the Plan as of any date (such as a date on which distribution of such shares is to be made by the Company), the value of each Convergys Share shall be the average of the high and low sale price per Convergys Share as reported on the New York Stock Exchange on the last business day that occurs on or prior to the subject date and on which sales of Convergys Shares were made on such Exchange.

        4.5    Deduction of Payments or Forfeitures from Account and Cancellation of Account.    Any lump sum payment, annual installment payment or forfeiture of an amount allocated to a Participant's Account under the other provisions of this Plan shall be charged, as of the date such payment or forfeiture is deemed to be made under the other provisions of this Plan, to such Account (or, in other words, deducted from the amounts then allocated to such Account). Except as is otherwise provided under administrative policies adopted by the Committee, any such payment or forfeiture shall be charged among all portions of the Participant's Account, if separate ones are accounted for by the Committee, and among all of the types of assumed investments applicable to such Account, on a pro rata basis. Further, the Account of a Participant shall be cancelled, and the amount then allocated to such Account shall be reduced to zero, on the date as of which the entire amount allocated to the

Account at such time is deemed to be paid to the Participant (or his Beneficiary under this Plan) and/or forfeited under the other provisions of the Plan.

        4.6    Balance of Account and Account Portions.

          4.6.1 For purposes of this Plan, the Account of a Participant shall be credited or charged periodically (under procedures adopted by the Committee) to reflect (1) all amounts credited to the Account under the foregoing provisions of this Section 4 since the latest preceding date on which the Account was credited or charged, (2) any gains and losses in the value of the Account's assumed investments since the latest date on which the Account was credited or charged and (3) any payments or forfeitures since the latest preceding date on which the Account was credited or charged. At any time, the balance of the Account shall be deemed to be the net sum of the credits and charges made to the Account to such time.

          4.6.2 In addition, to the extent other provisions of this Plan refer to a portion of the Account of a Participant that is attributable to amounts credited to the Account under one or more but not all of the foregoing provisions of this Section 4, the balance of such Account portion shall be deemed to be the net sum of the credits and charges that would have been made to the Account to such time if the only amounts credited to the Account under the foregoing provisions of this Section 4 had been those amounts credited to the Account under the foregoing provisions of this Section 4 that relate to such Account portion.

SECTION 5

DISTRIBUTIONS

        5.1    General Rules as to Payment of Amounts Credited to Account.    Subject to the following provisions of this Section 5 and the other provisions of the Plan, this Section 5.1 concerns the payment of amounts allocated to the Account of a Participant. For purposes of this Section 5.1, the portion of the Participant's Account that is attributable to credits made to the Account during any specific calendar year that begins on or after January 1, 2003 under the first sentences of Sections 4.1.1 and 4.1.4 (and the Plan's assumed investments thereon) shall be referred to as a "post-2002 year Account portion" and the portion of the Participant's Account that is attributable to all other credits made to the Account (and the Plan's assumed investments thereon) shall be referred to as the "pre-2003 Account portion."

          5.1.1 Except as is otherwise provided in the following provisions of this Section 5.1, the balance of the Participant's Account shall be paid in the form of a lump sum payment that is made as of the first business day of the first calendar year that begins after the date on which the Participant ceases to be a member of the Board for any reason.

          5.1.2 With respect to any post-2002 year Account portion of the Participant's Account and/or with respect to the pre-2003 Account portion of the Participant's Account, the Participant may elect, by filing an appropriate form with the Committee at any time that is at least six months prior to the commencement date that applies to the distribution of such Account portion, that the balance of such Account portion shall be paid, in lieu of the lump sum or any other form of payment that otherwise would apply under the provisions of Section 5.1.1 or under earlier elections made under this Section 5.1.2, in the form of any number of annual installments (as is specified by the Participant), from one installment payment up to ten annual installment payments, beginning as of the commencement date that applies to the distribution of such Account portion.

          5.1.3 With respect to any post-2002 year Account portion of the Participant's Account, the Participant may elect, by filing an appropriate form with the Committee at any time that is prior to the start of the specific calendar year to which such Account portion relates or that is after the start of such year but at least twelve months before the commencement date that would otherwise apply to the distribution of such Account portion in the absence of this election, that the balance of such Account portion shall be paid or commence to be paid, in lieu of the commencement date that otherwise would apply to the distribution of such Account portion under the provisions of Section 5.1.1 or under an earlier election made under this Section 5.1.3, as of any of the following dates (as chosen by the Participant): (1) the date on which the Participant ceases to be a member of the Board for any reason; (2) any date specified by the Participant in such election which is no earlier than the sixth annual anniversary of the later of the first day of the specific calendar year to which such Account portion relates or the first day of the calendar year in which this election is made; or (3) the earlier of the dates described in clauses (1) and (2) above. Notwithstanding the foregoing:

            (a)   No more than one election can be made under and pursuant to this Section 5.1.3 after the start of the specific calendar year to which such Account portion relates;

            (b)   Any election made under and pursuant to this Section 5.1.3 voids any earlier election made under this Section 5.1.3;

            (c)   Any election made under and pursuant to this Section 5.1.3 after the start of the specific calendar year to which such Account portion relates may not accelerate the payment of such Account portion balance to a day earlier than the date as of which such Account portion balance would begin to be paid in the absence of such election; and

            (d)   In no event shall the commencement date as to such Account portion be later than: (1) the first business day of the first calendar year which begins after the date on which the Participant ceases to be a member of the Board for any reason when the Participant ceases to be a member of the Board prior to attaining age 55; or (2) the first business day of the first calendar year which begins after the later of the date on which the Participant ceases to be a member of the Board for any reason or the Participant's 65th birthday when the Participant ceases to be a member of the Board after attaining age 55.

          5.1.4 With respect to the pre-2003 Account portion of the Participant's Account, the Participant may elect, by filing an appropriate form with the Committee at any time that is at least twelve months before the commencement date that would otherwise apply to the distribution of such Account portion in the absence of this election, that the balance of such Account portion shall be paid or commence to be paid, in lieu of the commencement date that otherwise would apply to the distribution of such Account portion under the provisions of Section 5.1.1, as of any date specified by the Participant in such election which is no earlier than the later of the first business day of the first calendar year which begins after the date on which the Participant ceases to be a member of the Board for any reason or the sixth annual anniversary of the first day of the calendar year in which such election is made. Notwithstanding the foregoing:

            (a)   No more than one election can be made under and pursuant to this Section 5.1.4; and

            (b)   In no event shall the commencement date as to such Account portion be later than: (1) the first business day of the first calendar year which begins after the date on which the Participant ceases to be a member of the Board for any reason when the Participant ceases to be a member of the Board prior to attaining age 55; or (2) the first business day of the first calendar year which begins after the later of the date on which the Participant ceases to be a member of the Board for any reason or the Participant's 65th birthday when the Participant ceases to be a member of the Board after attaining age 55.

        5.2    Forfeitable Amounts.

          5.2.1 Notwithstanding any other provision of this Plan to the contrary, the right to receive payments with respect to that portion of the Participant's Account which is attributable to amounts credited under Sections 4.1.3, 4.1.4, and 4.1.6 shall be conditioned on the Participant either completing at least five years of Credited Service prior to the date on which the Participant ceases to be a member of the Board or dying while a member of the Board. To the extent that a Participant has not satisfied such service requirement prior to the date on which the Participant ceases to be a member of the Board (other than by reason of his death), the Participant shall not be entitled to receive any payment with respect to that portion of the Participant's Account which is attributable to amounts credited under Sections 4.1.3, 4.1.4, and 4.1.6 and such portion shall be forfeited as of the date on which the Participant ceases to be a member of the Board and entirely disregarded in determining the balance of the Participant's Account (or any portion of the Account) and in determining the distributions to be made with respect to the Participant.

          5.2.2 Also notwithstanding any other provision of this Plan to the contrary, the right to receive payments with respect to that portion of the Participant's Account which is attributable to amounts credited under Section 4.1.5 shall be forfeited and entirely disregarded in determining the distributions to be made under this Plan with respect to the Participant if the Participant fails to remain a member of the Board continuously from January 4, 1999 through January 3, 2003 for any reason (other than his death or retirement). In the event of the death or retirement of a Participant prior to January 3, 2003, however, no forfeiture of the portion of the Participant's Account which is attributable to amounts credited under Section 4.1.5 shall be applied in determining the balance of the Participant's Account (or any portion of the Account) or in determining the distributions to be made with respect to the Participant.

        5.3    Special In-Service Distributions.

          5.3.1 Notwithstanding any other provision of the Plan, a Participant may, by filing an appropriate form with the Committee on or after July 24, 2002, elect to have any portion of the amounts that are then allocated to his Account under the Plan, and to which he would have had the right to receive payments under the other provisions of the Plan (including Section 5.2) if he were then ceasing to be a member of the Board or had previously ceased to be a member of the Board, distributed to him as of any date (for purposes of this Section 5.3.1, the "payment date") that occurs after such election is filed with the Committee because of a hardship he has incurred, even if the payment date precedes the date as of which such portion of his Account would otherwise be paid under the foregoing provisions of this Section 5. Any distribution requested under this Section 5.3.1 because of a hardship shall be granted by the Committee if, and only if, the Committee determines that the requested hardship distribution meets all of the requirements set forth in the following provisions of this Section 5.3.1.

            (a)   Any distribution which is requested by a Participant under this Section 5.3.1 because of a hardship must be requested by the Participant and certified by him to be on account of the Participant's severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of the Participant. Written documentation of the reason for requesting the distribution shall be required. Whether a distribution is requested on account of the Participant's severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of the Participant shall be determined on the basis of all facts and circumstances by the Committee (with, if the Participant making the request for the distribution is a member of the Committee, such Participant not participating in any such Committee determination).

            (b)   Any distribution which is requested by a Participant under this Section 5.3.1 because of hardship must also be necessary to satisfy the need for the distribution. A distribution shall be deemed necessary to satisfy such need if, and only if, all of the following conditions are met:

              (1)   The Participant certifies and provides written evidence that the distribution is not in excess of the amount of the financial need of the Participant which has caused the Participant to request the distribution. The amount of financial need of the Participant may include an amount permitted by the Committee to cover federal, state, local or foreign taxes which can reasonably be anticipated to result to the Participant from the distribution;

              (2)   The Participant has obtained or is obtaining by the date of the distribution all withdrawals (other than hardship withdrawals) and all nontaxable (at the time of the loans) loans then available under all other plans of deferred compensation (including plans qualified under section 401(a) of the Code) maintained by the Company;

              (3)   The Participant certifies and irrevocably agrees that he (A) shall not defer any portion of his Retainer or Other Fees earned by him during the period of twelve months beginning on the day immediately after the day on which he receives the distribution he elects under the provisions of this Section 5.3.1 (and any deferral election then in effect for him under the Plan shall be deemed to be terminated for purposes of the provisions of Section 3 for such twelve month period) and (B) shall not make employee contributions or have contributions made by reason of his election pursuant to an arrangement described in section 401(k) of the Code under any other plans of deferred compensation (including plans qualified under section 401(a) of the Code and stock option or stock purchase plans) maintained by any Company for at least twelve months after the date of the distribution (provided the terms of such other plans permit such suspension); and

              (4)   The Participant certifies and provides some written evidence (such as a financial statement) that he cannot relieve his need for the distribution through any other resources. For purposes hereof, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant.

          5.3.2 In addition, notwithstanding any other provision of the Plan, a Participant may, by filing an appropriate form with the Committee on or after July 24, 2002, elect to have any portion of the amounts then allocated to his Account under the Plan, and to which he would have had the right to receive payments under the other provisions of the Plan (including Section 5.2) if he were then ceasing to be a member of the Board or had previously ceased to be a member of the Board, distributed to him as of any date (for purposes of this Section 5.3.2, the "payment date") that occurs after such election is filed with the Committee, even if the payment date precedes the date as of which such portion of his Account would otherwise be paid under the foregoing provisions of this Section 5 and even when the distribution is not being made by reason of a hardship that meets the standards set forth under Section 5.3.1, provided that (1) such distribution does not cause the aggregate value of distributions made to the Participant under the Plan in the twelve consecutive month period that ends on the payment date (including the distribution made on the payment date) exceed $1,000,000, (2) such election shall require that the Participant forfeit from his Account an amount equal to 10% of the amount paid to him as a result of the election, and (3) such election shall require that the Participant not be permitted to defer any portion of his Retainer or Other Fees earned during the period of twelve months beginning on the day immediately after the day on which he receives the distribution he elects under the provisions of this Section 5.3.2 (and any deferral election then in effect for him under the Plan shall be deemed to be terminated for purposes of the provisions of Section 3 for such twelve month period).

        5.4    Death.    Subject to the other provisions of the Plan, if a Participant ceases to be a member of the Board by reason of his death, or if a Participant dies after ceasing to be a member of the Board but before all of the amounts credited to the Participant's Account have been paid, the balance of the Participant's Account shall be paid to the Participant's Beneficiary in one lump sum as of the first business day of the calendar year next following the calendar year in which the Participant's death occurs; except that, if the Participant has elected to have any portion of the Participant's Account distributed in installments and if the Participant dies after such distribution has commenced, the remaining installments shall be paid to the Beneficiary as they become due.

        5.5    Cash Form of Payment Prior to December 13, 2000.    All payments made under the Plan prior to December 13, 2000 shall be made in cash.

        5.6    Cash or Share Form of Payment On or After December 13, 2000.    Subject to the other provisions of this Section 5.6, any payment made under the Plan on or after December 13, 2000 to a Participant (or a Participant's Beneficiary) shall be made in cash to the extent it is attributable to amounts credited to the Participant's Account that are assumed to be invested other than in Broadwing Shares. Further, subject to the other provisions of this Section 5.6, any payment made under the Plan on or after December 13, 2000 to a Participant (or a Participant's Beneficiary) shall be made in Broadwing Shares to the extent it is attributable to amounts credited to the Participant's Account that are assumed to be invested in Broadwing Shares (except that such payment shall be made in cash, and not Broadwing Shares, to the extent it is attributable to amounts credited to the Participant's Account that are assumed to be invested in a fractional, and not a whole, Broadwing Share).

          5.6.1 For purposes of this Section 5.6, the portion of any payment made under the Plan on or after December 13, 2000 to the Participant (or the Participant's Beneficiary) that is attributable to amounts credited to the Participant's Account that are assumed to be invested in Broadwing Shares (other than in a fractional Broadwing Share) shall be deemed to be equal to the product obtained by multiplying (a) by (b), where (a) and (b) are as follows:

            (a)   equals the value of the entire amount of the payment (with such value determined as of the date as of which the payment is made); and

            (b)   equals a fraction, (1) the numerator of which is the value (on the date as of which the payment is made and determined without regard to the payment) of the amounts then credited to the Participant's Account that are then both assumed to be invested in a whole number of Broadwing Shares and not then subject to forfeiture and (2) the denominator of which is the value (on the date as of which the payment is made and determined without regard to the payment) of the entire amount that is both then credited to the Participant's Account and not then subject to forfeiture.

          5.6.2 Any Broadwing Shares that are paid under the Plan on or after December 13, 2000 to the Participant (or the Participant's Beneficiary) pursuant to the provisions of this Section 5.6 shall be shares that are held in the Company's Treasury at the time of the payment.

          5.6.3 Subject to the following provisions of this Section 5.6.3, in connection with the payment of Broadwing Shares to the Participant (or the Participant's Beneficiary) on or after December 13, 2000, the Company shall reimburse the Participant (or the Participant's Beneficiary) for all reasonable commission or similar costs he incurs in selling all or a part of such shares within the two week period (or such longer or shorter period that is set by the Committee) that begins on the date he receives such shares (or, if later, the date on which all material impediments of federal securities laws to his sale of such shares has ended), provided proper evidence of the amount of such commission or similar costs and of his payment of them is furnished by the Participant (or his Beneficiary) to the Committee. Notwithstanding the foregoing, in lieu of the reimbursements required under the preceding sentence, the Committee may, in its sole discretion, establish, and notify the Participant (or the Participant's Beneficiary) of, procedures that, through arrangements it develops itself with one or more brokers or through other means, reasonably permit the Participant (or the Participant's Beneficiary) the ability to sell such Broadwing Shares that he receives, within the two week period (or such longer or shorter period that is set by the Committee) that begins on the date he receives such shares (or, if later, the date on which all material impediments of federal securities laws to his sale of such shares has ended), without incurring any commission or similar costs with respect to the sale of such shares, provided he follows the procedures established by the Committee for this purpose.

        5.7    Change in Control.    Notwithstanding any other provision of the Plan, if a Change in Control of the Company occurs, the balance of each Participant's Account shall be paid to the Participant (or, if appropriate, the Participant's Beneficiary) in one lump sum as of the day next following the date on which such Change in Control occurs; except that any Participant may, prior to the occurrence of any Change in Control, elect that the provisions of this Section 5.7 shall not apply to his Account (in which case the distribution of the balance of his Account shall be made solely pursuant to the other terms of the Plan and without regard to this Section 5.7). A "Change in Control" means the occurrence of any one of the following events:

          5.7.1 A majority of the Board as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term "Incumbent Director" means any individual who is a director of the Company as of such date and either (1) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date or (2) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;

          5.7.2 Any "person" (as such term is defined in section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this Section 5.7.2 shall not be deemed to be a Change in Control if such event results from any of the following: (1) the acquisition of any Company Voting Securities by the Company or any of its subsidiaries, (2) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) a Non-Qualifying Transaction (as defined in Section 5.7.3);

          5.7.3 The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a "Sale"), that in each case requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) of this Section 5.7.3 being deemed to be a "Non-Qualifying Transaction"); or

          5.7.4 The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        5.8    Commencement or Payment Date.    The other provisions of this Section 5 provide that any payment that is made under the Plan shall occur "as of" a specific date and sometimes be referred to as a "payment date" or, when the payment is the first installment payment being made to a Participant, a "commencement date." However, while for Plan purposes such payment will be treated as if it is paid as of such date, the actual payment may be made within a reasonable period after such date to the extent required administratively.

        5.9    Facility of Payment.    Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Committee, is unable to properly manage the person's financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select, and any such payment shall be deemed to be payment for such person's account and shall be a complete discharge of all liability of the Company with respect to the amount so paid.

        5.10    Transfer to the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors.    Effective as of December 31, 1998, the date on which Convergys Corporation ceases to be a subsidiary of the Company, the accrued benefit of each Participant who thereupon ceases to be a member of the Board shall not be distributed or forfeited by reason of such termination of service as a member of the Board but shall be transferred to and assumed by the Convergys Corporation Deferred Compensation Plan for Non-Employee Directors. From and after such transfer and assumption, the Participant shall not have any further rights or obligations under this Plan and the Company shall not have any further rights or obligations under this Plan that apply to the Participant.

SECTION 6

ADMINISTRATION OF THE PLAN

        6.1    General.    The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

        6.2    Expenses.    Expenses of administering the Plan shall be paid by the Company.

        6.3    Compensation of Committee.    The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

        6.4    Rules of Plan.    Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business, including but not limited to (1) the determination of the investment options in which Participants can elect to have a portion of their Accounts assumed to be invested after September 26, 2001 under the provisions of the Plan and (2) procedures by which Participants can file claims as to disputes they may have with actions taken or not taken under the Plan and can appeal any denial of such claims. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

        6.5    Agents and Employees.    The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of the Company), auditors (including auditors of the Company), physicians, clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.

        6.6    Indemnification.    The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

SECTION 7

FUNDING OBLIGATION

        The Company shall have no obligation to fund, either by the purchase of Broadwing Shares or the investment in any account or by any other means, its obligations to Participants and their Beneficiaries hereunder. If, however, the Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall in any event remain subject to the claims of the Company's general creditors in the event the Company becomes or is insolvent until they are paid to Participants and their Beneficiaries in accordance with the other provisions of this Plan. For purposes hereof, the Company shall be considered "insolvent" if the Company is unable to pay its debts as they become due or if the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

SECTION 8

AMENDMENT AND TERMINATION

        The Board may, without the consent of any Participant or Beneficiary, amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which divests any Participant of the right to receive payments under the Plan with respect to amounts theretofore credited to the Participant's Account.

SECTION 9

NON-ALIENATION OF BENEFITS

        No Participant or Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to assign or transfer any such payment or the right to receive them, the Company shall not have any further obligation to make any payments otherwise required of it hereunder.

SECTION 10

MISCELLANEOUS

        10.1    Delegation.    The Committee may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee, as the case may be.

        10.2    Applicable Law.    The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

        10.3    Separability of Provisions.    If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        10.4    Headings.    Headings used throughout the Plan are for convenience only and shall not be given legal significance.

        10.5    Counterparts.    The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

        10.6    No Right To Board Membership.    This Plan shall not provide any member of the Board with a right to future membership on the Board, and the existence of this Plan and any benefit provided under or in connection with this Plan shall not affect the right of the Company's shareholders to remove any member of the Board.

        IN WITNESS WHEREOF, Broadwing Inc. has caused its name to be subscribed hereto on the      day of                        ,        .

BROADWING INC.
By:

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BROADWING INC. DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS (As amended and restated through July 24, 2002)